UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2023

DISC MEDICINE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39438	85-1612845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Arsenal Street, Suite 101, Watertown, MA 02472	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-9274

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRON	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2023, Disc Medicine, Inc. (the “Company”) announced that Joanne Bryce plans to depart from her position as Chief Financial Officer effective upon the Company identifying her successor. Ms. Bryce’s departure is not the result of any disagreement with respect to the Company’s operations, policies or practices. A copy of the press release in connection with the announcement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has commenced a formal search for Ms. Bryce’s replacement. Ms. Bryce plans to continue to serve as the Company’s principal financial officer and principal accounting officer until a permanent successor is identified and hired.

Item 9.01.	Exhibits

(d) Exhibits

99.1	Press release issued by Disc Medicine, Inc. on October 23, 2023, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISC MEDICINE, INC.

Date: October 23, 2023	By:	/s/ John Quisel
	Name:	John Quisel, J.D. Ph.D.
	Title:	Chief Executive Officer